UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2011

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 25, 2011, Keith E. Alessi, a member of the Board of Directors (the "Board") of H&E Equipment Services, Inc. (the "Company"), notified the Company that he will not stand for re-election to the Board at the Company’s 2011 Annual Meeting of Stockholders, which is expected to be held in May 2011. Mr. Alessi will continue to serve on the Board and its Audit Committee, which he chairs, for the remainder of his current term. Mr. Alessi’s decision not to stand for re-election did not involve any disagreement with the Company, Company management or the Board. In addition, Alessi resigned, effective as of January 25, 2011, from the Board’s Compensation Committee and Corporate Governance and Nominating Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

January 28, 2011	By:	/s/ Leslie S. Magee

Name: Leslie S. Magee
Title: Chief Financial Officer